UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

DIGITAS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29723	04-3494311
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower, 800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 867-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2000, Digitas Inc. (the “Company”) entered into a Revolving Credit Agreement (as amended from time to time, the “Credit Agreement”) by and among Digitas LLC (as borrower), the lenders listed therein, Fleet National Bank (as agent), and Digitas Inc., Bronner Slosberg Humphrey Inc. and BSH Holding LLC (each as guarantors).

As of August 31, 2005, the Company entered into an Amended and Restated Revolving Credit Agreement (the “Restated Credit Agreement”) among Digitas LLC as the borrower; Bank of America, N.A., successor by merger to Fleet National Bank and the other lending institutions listed therein (the “Lenders”); Bank of America, N.A., successor by merger to Fleet National Bank as agent; and Digitas Inc. and Bronner Slosberg Humphrey, Inc. as guarantors. The Restated Credit Agreement replaces the existing Credit Agreement and provides for a $30 million revolving line of credit and letter of credit facility. The revolving line of credit matures on August 31, 2008. All borrowings under the Restated Credit Agreement are generally secured by the Company’s assets and pledges of shares and equity interests of certain of the Company’s subsidiaries. As of the date of this current report, there were no funds borrowed or outstanding under the revolving credit facility and approximately $10.4 million outstanding under letters of credit, leaving approximately $19.6 million available for future borrowings under the Restated Credit Agreement.

The Company may repay any borrowings under the Restated Credit Agreement at any time but no later than August 31, 2008. The borrowings under the revolving line of credit bear interest and fees as set forth in the Restated Credit Agreement.

The Lenders are entitled to accelerate repayment of the loans under the Restated Credit Agreement upon the occurrence of any of various events of default. Under the Restated Credit Agreement, the Company must comply with various financial and non-financial covenants, including minimum liquidity requirements and certain financial ratios, including total funded indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) and cash flow to interest expense and other payments of principal to indebtedness.

Bank of America, N.A and/or its affiliates have provided and continue to provide commercial banking, investment management, and other services to the Company, its affiliates and employees, for which it receives customary fees and commissions.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see discussion of the Restated Credit Agreement above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2005	DIGITAS INC.

	By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier Secretary and General Counsel